Exhibit 99.1

GBS Inc. Reports Fourth Quarter and Full Year 2021 Preliminary Financial Results and Recent Business Highlights

- Awarded $4.7 Million Government Grant Funding to support the building of a high-tech manufacturing facility –

- Signs Strategic Partnerships with Johns Hopkins University, Wyss Institute from Harvard University, University of Newcastle and Precision Medical Architects –

- $12.7 Million in Cash, Cash Equivalents, and Marketable Securities as of
June 30, 2021, Provides Runway into 4Q 2022 –

-To Host Conference Call and Webcast Today at 4:30 p.m. ET-

New York, NY, August 11, 2021 – GBS Inc. (Nasdaq: GBS), a life sciences company developing non-invasive, real-time diagnostic testing in the hands of patients and their primary health practitioners at point-of-care, today announced its financial results for the fourth financial quarter and full-year ended June 30, 2021, and provided a recent business update. Management will host a webcast and conference call at 4:30 p.m. today after market.

“This has been a tremendous year for GBS marked by advances in our regulatory affairs, IRB approval to commence clinical studies, strategic partnerships and financial management. We, as a company, are driven to provide non-invasive, real-time diagnostics testing solutions to patients and their healthcare providers at point-of-care as GBS leverages its core Biosensor Platform technology,” Chief Executive Officer of GBS, Harry Simeonidis said.

“We have made great progress towards commercializing our novel saliva-glucose test and the opportunities to expand our pipeline are very exciting. Most recently, a grant from the Australian Federal Government to financially support our next-generation high-tech manufacturing facility highlights the confidence others see in our technology and approach. Our technology was one of six National Manufacturing Priorities identified by the Government under Modern Manufacturing Strategy.”

Fourth Quarter & FY Highlights and Recent Operational Developments

Financial Stability

●	$4.7 Million Medical Products Priority Grant funding by the Australian government to fund high tech manufacturing facility; identified as one of six National Manufacturing Priorities

●	Initial Public Offering generated $21.6m in gross proceeds and listing on the NASDAQ Global Stock Market in December 2020

●	Securing option to acquire North America license for Glucose Testing

○	Option agreement to acquire 100% of the glucose license for North America for $5 million (expires March 2023)

●	Received R&D grants from the Australian government of $850k in the 2021 financial year

Management continues to evaluate financial strategies such as receiving deposits from pre-orders and sublicensing fees from potential commercial partners as the projects advance globally in order to optimize anticipated commercial opportunities as they arise.

Strategic Partnerships & Pipeline Development

●	Johns Hopkins University Sponsored Research Agreement for glucose and covid accelerating the Development of next-generation Saliva Based Diagnostic Test Candidates

●	Precision Medicine Architects, as advisors for clinical strategy in support of regulatory, commercial and marketing services measures

●	Harvard University’s Wyss Institute collaboration to develop a printable point-of-care SARS-CoV-2 quantitative antibody test candidates

Commercial Development

●	Global voice of customer survey of more than 300 patients living with diabetes verified an overall 90% desirability for the Saliva Glucose Biosensor, with 7 out of 10 patients ‘seriously interested’ in purchasing the product when it’s released, and 3 out of 10 wanting to be placed on the waiting list ahead of release

●	L.E.K Consulting agreement to identify suitable commercial partners for sublicensing and distribution in China as the Company prepares for market entry in the Asia Pacific (APAC) region

Anticipated Events and Targeted Milestones for the Coming Year

●	Clinical trial protocol developed and completed

●	Developing SARS-CoV-2 Antibody Biosensor for FDA EUA submission

●	Progressing the design transfer to manufacture phase for Saliva Glucose Biosensor

●	Securing strategic sublicensing partnership opportunities for sales and distribution in the APAC region

Fourth Quarter and Full Year 2021 Financial Results

As of June 30, 2021, the Company’s cash, cash equivalents and marketable securities totaled approximately $12.7 million, compared to approximately $0.43 million on June 30, 2020. In December 2020, the Company closed its initial public offering which generated approximately $19.7 million in net cash proceeds.

For the year ended, June 30, 2021 the Company has a prelimary net loss of $8.5 million or $0.68 per share compared to a net loss of $3.3 million or $.0.37 per share for same period last year. This is predominantly due to the accelaration of development & commercialization expenditures.

Government support income was $578k and $0 for the three months ended June 30, 2021, and 2020 respectively.

Since our IPO, GBS has brought forward expenditure on key resources and commercial partners to advance projects towards commercialization. The major categories include:

●	Research, Development & Commercialization for the financial year of $3.8 million compared to the year prior of $0.6 million

●	Employee Benefits Expense of $1.7 million compared to the year prior of $1.1 million

GBS is of the view that based on the current operating plan and financial resources, its cash, cash equivalents and marketable securities at June 30, 2021, will be sufficient to cover expenses and capital requirements into the calendar fourth quarter of 2022. Cash runway does not include excercising the glucose North American license option agreement. The financial strategies discussed under Financial Stability are being pursued in parallel.

Conference Call and Webcast

To participate in the conference call, please dial 877-407-3982 (Domestic/Toll-Free) or 201-492-6780 (International) and reference the conference ID: 13721414. To participate via a webcast, please visit: http://public.viavid.com/index.php?id=145701

The webcast will be archived for approximately 30 days and will be available at https://investors.gbs.inc/news-and-events/investor-calendar.

About GBS Inc.

GBS Inc. is a life sciences company developing non-invasive, real-time monitoring and diagnostic tests for patients and their primary health practitioners. With the world-first Biosensor Platform, GBS Inc. is developing and launching diagnostic tests urgently needed to help people living with diabetes.

For more information, please visit GBS.inc or follow GBS Inc. on Twitter and LinkedIn.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, GBS Inc.’s ability to develop and commercialize its diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although GBS, Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. GBS Inc. has attempted to identify forward-looking statements by terminology including ‘‘believes,’’ ‘‘estimates,’’ ‘‘anticipates,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘projects,’’ ‘‘intends,’’ ‘‘potential,’’ ‘‘may,’’ ‘‘could,’’ ‘‘might,’’ ‘‘will,’’ ‘‘should,’’ ‘‘approximately’’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in the Company’s public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

For more information, please contact:

Investor Contact:

LifeSci Advisors, LLC

Jeremy Feffer - Managing Director

212-915-2568

jeremy@lifesciadvisors.com

Company Contact:

Alex Arzeno - VP Investor Relations

investor.relations@gbs.inc
646-790-5757

GBS, INC.

PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

(Amounts in $)

	12 months to Jun 2021	9 months to March 2021	12 months to June 2020
Revenue	-	-
Interest income	13,806	8,139	97
Other income	955,029	372,754	188,744
	968,835	380,893	188,841
Less Expenses
Audit & Accountancy Fees	(384,348)	(294,769)	(124,488)
Director Fees	(172,766)	(96,561)	(32,407)
Employee benefits expenses	(1,715,825)	(1,204,256)	(1,121,587)
General & Administrative expenses	(1,035,516)	(572,843)	(858,651)
Interest Expense	(1,093,608)	(1,091,249)	(457,745)
Rent Expenses	(42,990)	(29,871)	(36,818)
Research, Development & Commercialization Expenses	(4,269,036)	(2,529,074)	(588,206)
Prospectus & Capital Raising Expenses	(359,198)	(358,674)	(254,407)
Other expenses	(7,620)	(7,541)	-
Share of profit/(loss) in equity investments (associates)	(135,692)	(135,692)	121,692
Foreign Exchange Profit/ Loss	(271,225)	(270,333)	-
	(9,487,824)	(6,590,863)	(3,352,617)

Total Net profit/(loss)	(8,518,989)	(6,209,970)	(3,163,776)
Attributable to non-controlling interest	(34,369)	(25,442)	(29,174)
Net loss attributable to GBS Inc	(8,484,620)	(6,184,528)	(3,134,602)

Other Comprehensive Income/(Loss)
Foreign Currency Translation gain	(297,309)	(278,744)	(147,081)
Other comprehensive income for the period	(297,309)	(278,744)	(147,081)
Attributable to non-controlling interest	-	-	-
Other comprehensive income attributable to GBS Inc	(297,309)	(278,744)	(147,081)
Total comprehensive profit/(loss) attributable to GBS Inc	(8,781,929)	(6,463,272)	(3,281,683)
Total comprehensive profit/(loss)	(8,816,298)	(6,463,031)	(3,310,857)

(Amounts are preliminary and subject to finalization & completion of audit)

GBS, INC.

PRELIMINARY CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in $)

	Jun 2021	March 2021	June 2020
Current Assets
Cash and Cash Equivalents	12,573,685	14,261,622	427,273
Deferred charges	-	-	1,863,613
Other current assets	3,811,901	2,324,389	49,062
Total Current Assets	16,385,586	16,586,011	2,339,948

Non Current Assets
Prepayments	866,667	866,667	-
Investment in associates	-	-	135,692
Other receivables	3,148,328	-	-

Total Non Current Assets	4,014,995	866,667	135,692

Total Assets	20,400,581	17,452,678	2,475,640

Current Liabilities
Accounts payable and accrued expenses	1,467,724	1,423,602	594,064
Related party payables	13,323	37,235	1,769,293
Other payables	244	-	168,064
Employee benefit liabilities	102,475	98,297	25,341
Convertible notes payable	-	-	5,133,706
Deferred income	2,098,884
Total Current Liabilities	3,682,650	1,559,134	7,690,468

Non Current Liabilities
Employee benefit liabilities	21,770	18,128	-
Deferred Income	3,148,328
Total Non Current Liabilities	3,170,098	18,128	-

Total Liabilities	6,852,748	1,577,262	7,690,468

Net assets	13,547,833	16,375,416	(5,214,828)

Shareholders’ (deficit) equity
Common shares	142,321	118,813	2,850,001
Preference shares	6,500	30,000	17,328,682
Additional paid-in capital	38,440,089	38,440,097	(9,168,732)
Accumulated deficit	(24,317,137)	(22,016,804)	(15,832,518)
Accumulated other comprehensive income	(661,260)	(642,695)	(363,951)
Total GBS Inc (Consolidated Group) equity	13,610,513	15,929,411	(5,186,518)

Non-controlling interest	(62,680)	(53,995)	28,311
Total Shareholders’ (deficit) equity	13,547,833	15,875,416	(5,158,207)

Total liabilities and shareholders’ equity	20,400,581	17,452,678	2,475,639

(Amounts are preliminary and subject to finalization & completion of audit)